Exhibit 23.5






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants of Memco Software, Ltd., we hereby consent to the incorporation by reference of our report dated March 25, 1999 included or made part of this Computer Associates International, Inc. Registration Statement filed on Form S-8, and to all references to our Firm included in this Registration Statement on Form S-8.



                                                 /s/ Luboshitz Kasierer

                                                 LUBOSHITZ KASIERER
                                                 Member Firm of Arthur Andersen



Tel Aviv, Israel
February 24, 2000